Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-97415 on Form S-8 of National Beverage Corp. of our report dated July 14, 2016 related to the consolidated financial statements and the effectiveness of internal control over financial reporting of National Beverage Corp. which appears in this Annual Report on Form 10-K of National Beverage Corp. for the year ended April 30, 2016.

/s/ RSM US LLP

West Palm Beach, Florida

July 14, 2016